Calculation of Filing Fee Tables
S-8
Metalla Royalty & Streaming Ltd.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares, without par value	457(a)	3,375,561	$ 8.33	$ 28,118,423.13	0.0001381	$ 3,883.15
Total Offering Amounts:						$ 28,118,423.13		$ 3,883.15
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,883.15
Offering Note
[1]	This registration statement covers, in addition to the number of common shares of Metalla Royalty & Streaming Ltd. (the "Company", the "Registrant", "we" , "us" or "our"), without par value (the "Common Shares"), stated above, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of Common Shares that may be offered or issued as a result of one or more adjustments under the Share Compensation Plan (the "Plan") to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions. The value in the "Amount Registered" column represents Common Shares available for future issuance under the Plan. The "Proposed Maximum Offering Price Per Unit" is estimated in accordance with Rule 457(a) and (h) solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price for shares reserved for future issuance under the Plan are based on $8.33 per share, the average of the high and low prices for the Registrant's Common Shares as reported on the NYSE American on January 27, 2026. The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A